Exhibit 3.01

IBASIS, INC.

SECOND AMENDED AND RESTATED BY-LAWS

ARTICLE I. GENERAL.

1.1   OFFICES.   The registered office of iBasis, Inc. (the “Company”) shall be in the City of Wilmington, County of New Castle, State of Delaware. The Company may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Company may require.

1.2   SEAL.   The seal, if any, of the Company shall be in the form of a circle and shall have inscribed thereon the name of the Company, the year of its organization and the words “Corporate Seal, Delaware.”

1.3   FISCAL YEAR.   The fiscal year of the Company shall be the period from January 1 through December 31.

1.4   EFFECTIVE DATE.   These Second Amended and Restated By-laws shall be effective (the “Effective Date”) immediately prior to the consummation of the “Closing”, as such term is defined in the Share Purchase and Sale Agreement, dated as of June 21, 2006 (the “Share Purchase Agreement”), between the Company and KPN Telecom B.V. (“KPN”).

1.5   CONTROL PERIOD.   For purposes of these By-laws, the term “Control Period” shall include any period of time after the Effective Date during which KPN holds in excess of fifty percent (50.00%) of the capital stock of the Company entitled to vote generally on the election of directors, provided, that the Control Period shall continue during any Grace Period and, provided, further, that the Control Period shall terminate in its entirety from and after such date, if any, which falls at the end of any nine consecutive month period after the Effective Date during which KPN holds less than forty percent (40.00%) of the capital stock of the Company entitled to vote on the election of directors generally for the entirety of such nine-month period (regardless of whether or not KPN may at a later time hold in excess of fifty percent (50.00%) of the capital stock of the Company entitled to vote generally on the election of directors), with such period to be extended by the amount of time, if any, during such nine-month period in which KPN would have been prohibited from purchasing shares of the capital stock of the Company because such purchases could reasonably be expected to result in a violation of applicable laws, as determined by counsel to the Company’s Audit Committee, which counsel shall not also serve as counsel to the Company or KPN (the “Independent Counsel”).

For purposes of this Section 1.5, the term “Grace Period” shall mean any period beginning immediately upon any time that KPN ceases to hold in excess of fifty percent (50.00%), but continues to hold at least forty percent (40.00%), of the capital stock of the Company entitled to vote generally on the election of directors as a result of the issuance of shares of capital stock to third parties, provided, that (x) at such time, KPN is unable to purchase additional shares of capital stock of the Company because such a purchase at such time could reasonably be expected to result in a violation of applicable law, as determined by the Independent Counsel, and (y) on or prior to such issuance of capital stock of the Company to third parties, KPN irrevocably commits to purchase, subject to customary mutually agreed upon conditions, a number of shares of capital stock of the Company such that, after giving effect to such purchase, KPN shall hold in excess of fifty percent (50.00%) of the capital stock of the Company entitled to vote generally on the election of directors, as soon as such purchase could no longer be reasonably expected to result in a violation of applicable law, as determined by the Independent Counsel, with any such Grace Period terminating on the earlier of (x) ten (10) business days after the date when such purchase could no longer be reasonably expected to result in a violation of applicable law, as determined by the Independent Counsel, or (y) the earlier of

(i) the date of filing of the Company’s next periodic report required to be filed under Section 13 of the Securities Exchange Act of 1934, as amended, and (ii) the due date of such filing. For the avoidance of doubt, the term “Grace Period” shall not include any period during which KPN holds less than forty percent (40.00%) of the capital stock of the Company.

ARTICLE II. STOCKHOLDERS.

2.1   PLACE OF MEETINGS.   Each meeting of the stockholders shall be held upon notice as hereinafter provided, at such place as the Board of Directors shall have determined and as shall be stated in such notice.

2.2   ANNUAL MEETING.   The annual meeting of the stockholders shall be held each year on such date and at such time as the Board of Directors may determine. At each annual meeting the stockholders entitled to vote shall elect such members of the Board of Directors as are standing for election, by plurality vote by ballot, and they may transact such other corporate business as may properly be brought before the meeting. At the annual meeting any business may be transacted, irrespective of whether the notice calling such meeting shall have contained a reference thereto, except where notice is required by law, the Company’s First Amended and Restated certificate of incorporation, as amended from time to time (the “Certificate of Incorporation”), or these by-laws, as amended from time to time (the “By-laws”).

2.3   QUORUM.   At all meetings of the stockholders the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum requisite for the transaction of business except as otherwise provided by law, the Certificate of Incorporation, or these By-laws. Whether or not there is such a quorum at any meeting, the chairman of the meeting or the stockholders entitled to vote thereat, present in person or by proxy, by a majority vote, may adjourn the meeting from time to time without notice other than announcement at the meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting, at which the requisite amount of voting stock shall be represented, any business may be transacted that might have been transacted if the meeting had been held as originally called. The stockholders present in person or by proxy at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.4   RIGHT TO VOTE; PROXIES. Subject to the provisions of the Certificate of Incorporation, each holder of a share or shares of capital stock of the Company having the right to vote at any meeting shall be entitled to one vote for each such share of stock held by him. Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by proxy, but no proxy that is dated more than three (3) years prior to the meeting at which it is offered shall confer the right to vote thereat unless the proxy provides that it shall be effective for a longer period. A proxy may be granted by a writing executed by the stockholder or his authorized agent or by transmission or authorization of transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization, or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, subject to the conditions set forth in Section 212 of the Delaware General Corporation Law, as it may be amended from time to time (the “DGCL”).

2.5   VOTING.   At all meetings of stockholders, except as otherwise expressly provided for by statute, the Certificate of Incorporation or these By-laws, (i) in all matters other than the election of directors, the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on such matter shall be the act of the stockholders and (ii) directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

2.6   NOTICE OF ANNUAL MEETINGS.   Written notice of the annual meeting of the stockholders shall be mailed to each stockholder entitled to vote thereat at such address as appears on the stock books of the Company at least ten (10) days (and not more than sixty (60) days) prior to the meeting. The Board of Directors may postpone any annual meeting of the stockholders at its discretion, even after notice thereof has been mailed. It shall be the duty of every stockholder to furnish to the Secretary of the Company or to the transfer agent, if any, of the class of stock owned by him, his street address and/or his post-office address, and to notify the Secretary of any change therein. Notice need not be given to any stockholder who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

2.7   STOCKHOLDERS’ LIST.   A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order and showing the address of each stockholder, and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary and filed either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, at least ten (10) days before such meeting, and shall at all times during the usual hours for business, and during the whole time of said election, be open to the examination of any stockholder for a purpose germane to the meeting.

2.8   SPECIAL MEETINGS.   Special meetings of the stockholders for any purpose or purposes, unless otherwise provided by statute, may be called only by the Chairman of the Board of Directors, the Chief Executive Officer, the President, a majority of the members of the Board of Directors, any KPN-Nominated Director (as defined in Section 3.2(a) hereof) or any stockholder who holds in excess of forty percent (40%) of the issued and outstanding shares of the class of capital stock of the Company having the right to vote at such meeting. Any such person or persons may postpone any special meeting of the stockholders at its or their discretion, even after notice thereof has been mailed.

2.9   NOTICE OF SPECIAL MEETINGS.   Written notice of a special meeting of stockholders, stating the time and place and object thereof shall be mailed, postage prepaid, not less than ten (10) nor more than sixty (60) days before such meeting, to each stockholder entitled to vote thereat, at such address as appears on the books of the Company. No business may be transacted at such meeting except that referred to in said notice, or in a supplemental notice given also in compliance with the provisions hereof, or such other business as may be germane or supplementary to that stated in said notice or notices. Notice need not be given to any stockholder who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

2.10    INSPECTORS.

(a)   One or more inspectors may be appointed by the Board of Directors before or at any meeting of stockholders, or, if no such appointment shall have been made, the presiding officer may make such appointment at the meeting. At the meeting for which the inspector or inspectors are appointed, he or they shall open and close the polls, receive and take charge of the proxies and ballots, and decide all questions touching on the qualifications of voters, the validity of proxies, and the acceptance and rejection of votes. If any inspector previously appointed shall fail to attend or refuse or be unable to serve, the presiding officer shall appoint an inspector in his place.

(b)   At any time at which the Company has a class of voting stock that is (i) listed on a national securities exchange, (ii) authorized for quotation on an inter-dealer quotation system of a registered national securities association, or (iii) held of record by more than 2,000 stockholders, the provisions of Section 231 of the DGCL with respect to inspectors of election and voting procedures shall apply, in lieu of the provisions of paragraph 1 of this Section 2.10.

2.11    NO STOCKHOLDERS’ CONSENT IN LIEU OF MEETING. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action that may be taken at any annual or special meeting of stockholders, may be taken only at such a meeting, and not by written consent of stockholders.

2.12   PROCEDURES.   For nominations for the Board of Directors or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely written notice thereof to the Secretary of the Company. To be timely, a notice of nominations or other business to be brought before an annual meeting of stockholders must be delivered to the Secretary not less than one hundred (120) nor more than one hundred fifty (150) days prior to the first anniversary of the date of the Company’s proxy statement delivered to stockholders in connection with the preceding year’s annual meeting, or if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary, or if no proxy statement was delivered to stockholders by the Company in connection with the preceding year’s annual meeting, such notice must be delivered not earlier than 90 days prior to such annual meeting and not later than the later of (i) sixty (60) days prior to the annual meeting or (ii) ten (10) days following the date on which public announcement of the date of such annual meeting is first made by the Company. With respect to special meetings of stockholders, such notice must be delivered to the Secretary not more than ninety (90) days prior to such meeting and not later than the later of (i) sixty (60) days prior to such meeting or (ii) ten (10) days following the date on which public announcement of the date of such meeting is first made by the Company. Such notice must contain the name and address of the stockholder delivering the notice and a statement with respect to the amount of the Company’s stock beneficially and/or legally owned by such stockholder, the nature of any such beneficial ownership of such stock, the beneficial ownership of any such stock legally held by such stockholder but beneficially owned by one or more others, and the length of time for which all such stock has been beneficially and/or legally owned by such stockholder, and information about each nominee for election as a director substantially equivalent to that which would be required in a proxy statement pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Securities and Exchange Commission thereunder, and/or a description of the proposed business to be brought before the meeting, as the case may be.

ARTICLE III. DIRECTORS.

3.1  BOARD OF DIRECTORS; NUMBER OF DIRECTORS.

(a)   Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the property and business of the Company shall be managed by or under the direction of a board of directors. Directors need not be stockholders, residents of Delaware or citizens of the United States. The use of the phrase “whole Board of Directors” herein refers to the total number of directors which the Company would have at the time of determination if there were no vacancies.

(b)   The number of directors constituting the whole Board of Directors shall be seven (7) or, from and after the second anniversary of the Effective Date (the “Second Anniversary”), such other number as the Board of Directors from time to time after such date may determine.

(c)   The Board of Directors shall be divided into three (3) classes of directors, such classes to be as nearly equal in number of directors as possible, having staggered three-year terms of office, the terms of office of the directors to be determined in accordance with the Certificate of Incorporation.

(d)   Except as the DGCL may otherwise require, and subject to the Company’s Certificate of Incorporation and the provisions of Section 3.2(b) below, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and /or for the removal of one or more directors and for the filling of any vacancy in that connection, any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

(e)   At all times, each member of the Board of Directors who is intended to be “independent” for purposes of these By-laws (including the KPN-Nominated Independent Directors (as defined in Section 3.2(a) below)) shall meet: (i) the requirements set forth in Section 4200(a)(15) of the Marketplace Rules of The Nasdaq Global Market Inc. (“Nasdaq”), as amended or superseded from time to time, and (ii) such other requirements regarding the independence of directors as may be applicable to the Company pursuant to applicable law and the rules of Nasdaq; provided, however, that if the Company shall be traded on a national securities exchange other than Nasdaq and is not at such time traded on Nasdaq, “independent” directors shall meet the requirements of applicable law and the rules of such other national securities exchange on which the securities of the Company are traded.

3.2  SPECIAL NOMINATION/REMOVAL PROVISIONS.

(a)   From and after the Second Anniversary, in connection with any annual or special meeting of stockholders at which members of the Board of Directors are to be elected that is held during the Control Period, KPN shall be entitled to nominate for election at such meeting such number of directors as may be subject to election at such meeting so that, following such meeting, (i) no fewer than two (2) of the members of the Board of Directors shall have been nominated by KPN without qualification (the “KPN-Nominated Directors”) and (ii) no fewer than two (2) additional members of the Board of Directors shall have been nominated by KPN, provided, that such two (2) additional directors (the “KPN-Nominated Independent Directors”) shall be required to meet the “independence” requirements set forth in Section 3.1(e) above and, provided, further, that if the aggregate number of directors constituting the whole Board of Directors is increased during the Control Period in accordance with Section 3.1(b), the number of KPN-Nominated Directors and KPN-Nominated Independent Directors referenced above shall be increased so that the number of such KPN-Nominated Directors and KPN-Nominated Independent Directors that KPN shall be entitled to nominate shall each continue to represent no less than the same percentage of the whole Board of Directors as such number of KPN-Nominated Directors and KPN-Nominated Independent Directors that KPN was entitled to nominate represented immediately prior to such increase in the number of directors constituting the whole Board of Directors. Each director who is not a KPN-Nominated Director or a KPN-Nominated Independent Director is sometimes referred to herein as a “Non-KPN Director”.

(b)   Except as required by law and subject to the Certificate of Incorporation, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and /or for the removal of one or more directors and for the filling of any vacancy with respect thereto, any vacancies in the Board of Directors during the Control Period resulting from the resignation or removal of any KPN-Nominated Director or KPN-Nominated Independent Director, shall be filled (x) in respect of any vacancy caused by the resignation or removal of any director that was a KPN-Nominated Director, by an additional KPN-Nominated Director elected by the remaining

KPN-Nominated Directors (although less than a quorum) or, if there are no remaining KPN-Nominated Directors on the Board of Directors at such time, then KPN, and (y) in respect of any vacancy caused by the resignation or removal of any director that was a KPN-Nominated Independent Director, by an additional KPN-Nominated Independent Director elected by the remaining KPN-Nominated Independent Directors (although less than a quorum) or, if there are no remaining KPN-Nominated Independent Directors at such time, then KPN.

(c)   Notwithstanding anything the contrary expressed or implied herein, KPN shall have the right, exercisable in writing at any time and from time to time, to waive or renounce any of its rights pursuant to these By-laws, including, without limitation, its right to nominate, appoint or remove any KPN-Nominated Director or KPN-Nominated Independent Director. In the event that KPN waives or renounces its right to nominate, appoint or remove any KPN-Nominated Director or KPN-Nominated Independent Director, any such KPN-Nominated Director or KPN-Nominated Independent Director shall be nominated, appointed or removed as otherwise provided by these By-laws and the Certificate of Incorporation.

3.3  APPOINTMENT AND REMOVAL OF CHIEF EXECUTIVE OFFICER DURING THE CONTROL PERIOD.

(a)   Notwithstanding anything to the contrary in these By-laws, at any time prior to the Second Anniversary, the Company’s Chief Executive Officer as of the Effective Date may be removed from the position of Chief Executive Officer only by the affirmative vote of a majority of the whole Board of Directors, including a majority of the Non-KPN Directors.

(b)   Without limiting any other provisions of these By-laws or the Certificate of Incorporation, at any time following the Second Anniversary, the Company’s Chief Executive Officer may be removed from the position of Chief Executive Officer and any other offices with the Company (but may not be removed as a director in reliance on this Section 3.3 of the By-laws, if applicable) and a new Chief Executive Officer may be appointed, in each case, by a unanimous vote of all of the KPN-Nominated Directors, if any, and all other members of the Board of Directors, if any, who meet the “independence” requirements set forth in Section 3.1(e) above, including the KPN-Nominated Independent Directors, if any (the “Director Group”), in accordance with the terms of this Section 3.3.

(c)   Any two (2) members of the Board of Directors may put the removal of the Company’s existing Chief Executive Officer or the appointment of a new Chief Executive Officer pursuant to this Section 3.3 on the agenda for either a regular or special meeting of directors following the Second Anniversary by providing written notice thereof to the Secretary, which notice shall, in the case of a special meeting of directors, request that such a meeting of directors be held, which meeting shall be called by the Secretary in accordance with these By-laws.

(d)   If a vote on the removal or appointment of the Company’s Chief Executive Officer at any meeting held pursuant to paragraph (b) above does not result in a unanimous vote of the Director Group (the “Deadlocked Matter”), as necessary for removal of the Chief Executive Officer under Section 3.3(b) above, the Director Group shall attempt in good faith to resolve the Deadlocked Matter within six (6) weeks of the meeting of the Board of Directors at which the initial vote on the Deadlocked Matter was held (the “First Deadlock Period”).

(e)   If, at the end of the First Deadlock Period, the Deadlocked Matter has not been resolved in accordance with Sections 3.3(b) and (d) above, the Director Group shall continue to work in good faith to resolve such Deadlocked Matter (the “Second Deadlock Period”).

(f)    At any time during the Second Deadlock Period, any member of the Director Group may, if he or she determines in good faith that the failure to resolve such Deadlocked Matter will adversely affect the operation or value of the business of the Company, issue a formal deadlock notice to the other members of the Company’s Board of Directors (the “Deadlock Notice”), which notice shall set forth in writing a brief description of the Deadlocked Matter.

(g)   Notwithstanding anything to the contrary in these By-laws, once a Deadlock Notice has been issued, the KPN-Nominated Directors, acting unanimously, shall have the right to remove the Company’s Chief Executive Officer from the position of Chief Executive Officer and any other offices with the Company (but may not remove the Chief Executive Officer as a director in reliance on this Section 3.3 of the By-laws, if applicable), and to appoint a new Chief Executive Officer, who, in the interim, shall hold such office until such time as the Director Group resolves the Deadlocked Matter in accordance with Section 3.3(b) above and who, during such time, shall have the same powers and discharge the same duties as the Chief Executive Officer such person replaced.

(h)   Notwithstanding anything to the contrary in these By-laws, the provisions of this Section 3.3 are intended to apply only during the Control Period, and the specific rights afforded to, and limitations imposed on, the directors of the Company shall not apply at any other time.

3.4   RESIGNATION.   Any director of the Company may resign at any time by giving written notice to the Chairman of the Board of Directors, the President, or the Secretary of the Company. Such resignation shall take effect at the time specified therein, at the time of receipt if no time is specified therein and at the time of acceptance if the effectiveness of such resignation is conditioned upon its acceptance. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.5   REMOVAL.   Except as may otherwise be provided by the DGCL or the Certificate of Incorporation, any director or the entire Board of Directors may be removed prior to the expiration of the term of the relevant class or classes of directors only for cause and only by the vote of the holders of a majority of the shares of the Company’s capital stock entitled to vote for the election of directors.

3.6   PLACE OF MEETINGS AND BOOKS.   The Board of Directors may hold its meetings and keep the books of the Company outside the State of Delaware, at such places as it may from time to time determine.

3.7   GENERAL POWERS.   In addition to the powers and authority expressly conferred upon them by these By-laws, the Board of Directors may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

3.8  COMMITTEES.

(a)   Subject to Section 3.9 hereof and the Certificate of Incorporation, the Board of Directors may designate one or more committees, by resolution or resolutions passed by a majority of the whole Board of Directors; such committee or committees shall consist of one (1) or more directors of the Company, and to the extent provided in the resolution or resolutions designating them, shall have and may exercise specific powers of the Board of Directors in the management of the business and affairs of the Company to the extent permitted by statute and shall have the power to authorize the seal of the Company to be affixed to all papers that may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. (i) As of the Effective Date and (ii) if at the time of the formation or reconstitution of any committee of the Board of Directors after the Effective Date there are any Manhattan-Nominated Directors or Manhattan-Nominated Independent Directors on the Board of Directors (or, in the event that at such time of formation or reconstitution of any committee of the Board of Directors there are no Manhattan-Nominated Directors or Manhattan-Nominated Independent Directors but thereafter one or more Manhattan- Nominated Directors or Manhattan-Nominated Independent Directors shall again become members of the Board of Directors, then at the next time that members of the respective committee are elected or re-elected or appointed or reappointed), then with respect to each committee of the Board of Directors, all of the members who are required to meet the “independence” requirements set forth in Section 3.1(e) above, or another standard of “independence” by applicable law or the rules of Nasdaq or any other securities exchange on which the capital stock of the Company is then listed unless the Board of Directors otherwise determines by unanimous vote, shall contain that number of KPN-Nominated Independent Directors and KPN-Nominated Directors (provided such KPN-Nominated Directors meet such standard of “independence”), so that the proportion of KPN-Nominated Independent Directors (and KPN-Nominated Directors that meet such standard of “independence”) on such committee shall be equal to the proportion of KPN-Nominated Independent Directors (and KPN-Nominated Directors that meet such standard of “independence”) relative to the total number of directors on the whole Board of Directors at such time that meet such standard of “independence” and, with respect to each other committee of the Board of Directors, such committee shall contain that number of KPN-Nominated Directors and KPN-Nominated Independent Directors so that the proportion of KPN-Nominated Directors and KPN-Nominated Independent Directors on such committee shall be equal to the proportion of KPN-Nominated Directors and KPN-Nominated Independent Directors relative to the total number of directors on the whole Board of Directors at such time.

3.9   AUDIT COMMITTEE.   The Audit Committee is a committee of the Board of Directors and shall consist entirely of members of the Board of Directors who meet the “independence” requirements set forth in Section 3.1(e) above. The responsibilities of the Audit Committee shall be as set forth in an Audit Committee Charter to be adopted by such Audit Committee in accordance with applicable law and the rules of Nasdaq, provided, however, that if the Company shall be traded on a national securities exchange other than Nasdaq and is not at such time traded on Nasdaq, the Audit Committee Charter shall be adopted by the Audit Committee in accordance with applicable law and the rules of such other national securities exchange.

3.10   COMPENSATION COMMITTEE.   The Compensation Committee is a committee of the Board of Directors and shall consist entirely of members of the Board of Directors who meet the “independence” requirements set forth in Section 3.1(e) above, provided, that if during the Control Period there are any KPN-Nominated Directors on the Board of Directors, then without limiting any provisions of Section 3.8 one of such KPN-Nominated Directors (as designated by KPN and who shall be a member of such Compensation Committee) shall serve as its chairman. The Compensation Committee shall administer the Company’s overall compensation policies, including setting the compensation for the executive officers of the Company and administering the Company’s stock option and other equity-related compensation plans.

3.11   SELLER COMMITTEE.   From the Effective Date to the Second Anniversary the Seller Committee shall be a committee of the Board of Directors and shall consist entirely of members of the Board of Directors who meet the “independence” requirements set forth in Section 3.1(e) above, and who are not KPN-Nominated Directors (unless those Manhattan-Nominated Directors meet the independence standards set forth in these By-laws). The Seller Committee shall review and approve each transaction which the Company would be required to disclose pursuant to Item 404 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, and relates to any claim, suit, proceeding or dispute involving Manhattan or any of its affiliates and the Company.

3.12   POWERS DENIED TO COMMITTEES.   Subject to the Certificate of Incorporation, committees of the Board of Directors shall not, in any event, have any power or authority to (i) amend the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares adopted by the Board of Directors as provided in Section 151(a) of the DGCL and Section 3.17(b) hereof, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Company or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Company or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), (ii) adopt an agreement of merger or consolidation, (iii) recommend to the stockholders the sale, lease, or exchange of all or substantially all of the Company’s property and assets, (iv) recommend to the stockholders a dissolution of the Company or a revocation of a dissolution, (v) amend the By-laws of the Company, or (vi) during the Control Period, approve or adopt any of the Veto Matters (as defined in Section 3.17(b) below). Further, no committee of the Board of Directors shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL.

3.13   SUBSTITUTE COMMITTEE MEMBER.   Subject to Section 3.9 hereof, in the absence or on the disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member. Any committee shall keep regular minutes of its proceedings and report the same to the Board of Directors as may be required by the Board of Directors.

3.14   COMPENSATION OF DIRECTORS.   The Board of Directors shall have the power to fix the compensation of directors and members of committees of the Board of Directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

3.15   REGULAR MEETINGS.   No notice shall be required for regular meetings of the Board of Directors for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. Notice need not be given to any director who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Subject to Section 3.3(c) hereof, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

3.16   SPECIAL MEETINGS.   Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, if any, the President or any KPN-Nominated Director, on two (2) days’ notice to each director, or such shorter period of time before the meeting as will nonetheless be sufficient for the convenient assembly of the directors so notified; special meetings may also be called by the Secretary in like manner and on like notice, on the written request of two (2) or more directors.

3.17   QUORUM; SPECIAL VOTING.

(a)   At all meetings of the Board of Directors, a majority of the whole Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically permitted or provided by statute, or by the Certificate of Incorporation, or by these By-laws. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at said meeting that shall be so adjourned.

(b)   Notwithstanding the foregoing, during the Control Period, a resolution of the Board of Directors in relation to any of the following matters (the “Veto Matters”) shall not be approved during the Control Period, without the approval of a majority of the whole Board of Directors including the unanimous approval of the KPN-Nominated Directors, if any: (i) the appointment or removal of the Company’s Chief Financial Officer, (ii) the approval of the Company’s annual budget or three-year business plan, (iii) any financings, guarantees, acquisitions, dispositions, incurrences of liens or other encumbrances (or any series of related financings, guarantees, acquisitions, dispositions, incurrences of liens or other encumbrances),that involve, in each case, the aggregate payment or receipt by (or incurrence of obligations of or to) the Company or any of its subsidiaries or other affiliates of consideration in excess of $10 million, (iv) any one or series of related mergers, consolidations or other similar transactions that involve the aggregate payment or receipt by (or incurrence of obligations of or to) the Company or any of its subsidiaries or other affiliates of consideration in excess of $10 million, (v) any investments, reorganizations, joint ventures, partnerships, leases or capital expenditures (or any series of related investments, reorganizations, joint ventures, partnerships, leases or capital expenditures), that involve, in each case, the aggregate payment or receipt by (or incurrence of obligations of or to) the Company or any of its subsidiaries or other affiliates of consideration in excess of $10 million which are not covered in the Company’s annual budget, (vi) any issuance, grant, sale or offer or any repurchase, reduction, redemption, conversion, sub-division, consolidation, cancellation or otherwise by the Company of shares, other capital stock or any instruments with voting rights or that are convertible into capital stock, including options and warrants, other than upon the exercise of options, warrants or other convertible securities outstanding on the Effective Date, pursuant to the terms of such options, warrants and other convertible securities, (vii) any declaration by the Company of dividends or other distributions to stockholders, (viii) any amendments to the Certificate of Incorporation or these By-laws and (ix) any commencement of voluntary bankruptcy proceedings, dissolution or similar proceedings by the Company or any of its subsidiaries or other affiliates.

3.18   TELEPHONIC PARTICIPATION IN MEETINGS.   Members of the Board of Directors or any committee designated by such Board of Directors may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

3.19   VOTING.   All decisions that would customarily require the approval of a board of directors of a US corporation shall be made by the Board of Directors. Subject to the Certificate of Incorporation and the other provisions of these By-laws (including without limitation Sections 3.2, 3.3, 3.17 and 8.1), all decisions shall require the affirmative vote of not less than a majority of the directors then constituting the Board of Directors.

3.20   ACTION BY CONSENT.   Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if written consent thereto is signed by all members of the Board of Directors or of such committee as the case may be and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

ARTICLE IV. OFFICERS.

4.1   SELECTION; STATUTORY OFFICERS.   The Company shall have a Chairman of the Board of Directors, a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and a Treasurer, and there may be one or more Vice-Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers, as the Chief Executive Officer may determine. Any number of offices may be held by the same person, except that the offices of President and Secretary shall not be held by the same person simultaneously. Unless otherwise specified by the Board of Directors, the Chief Executive Officer shall be the President. Subject to Sections 3.2(d) and 3.3, the Chairman of the Board

of Directors, the Chief Executive Officer and the President of the Company shall be chosen by the Board of Directors. Subject to Section 3.17(b) in the case of the Chief Financial Officer, each of the other officers of the Company shall be chosen by the Chief Executive Officer in consultation with the Board of Directors or, if there is no Chief Executive Officer, by the President in consultation with the Board of Directors.

4.2   TIME OF ELECTION.   Subject to the Certificate of Incorporation and Sections 3.2(d) above and 4.4 below, the Chairman of the Board of Directors, the Chief Executive Officer and the President shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders. None of said officers need be a director.

4.3   ADDITIONAL OFFICERS.   The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

4.4   TERMS OF OFFICE.   Each officer of the Company shall hold office until his successor is chosen and qualified, or until his earlier resignation or removal. Subject to the Certificate of Incorporation and any other provisions of these By-laws, any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors, provided, that notwithstanding anything to the contrary in these By-laws, the Chairman of the Board of Directors, the Chief Executive Officer and the President in office as of the Effective Time shall remain in such offices until the Second Anniversary, subject only to their resignation or removal in accordance with the terms of Sections 3.3 above.

4.5   COMPENSATION OF OFFICERS.   The Board of Directors shall have power to fix the compensation of all officers of the Company. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

4.6   CHAIRMAN OF THE BOARD.   The Chairman of the Board of Directors shall preside at all meetings of the stockholders and directors, and shall have such other duties as may be assigned to him from time to time by the Board of Directors.

4.7   CHIEF EXECUTIVE OFFICER; PRESIDENT.   The Chief Executive Officer shall preside at all meetings of directors and stockholders. Under the supervision of the Board of Directors, the Chief Executive Officer shall have the general control and management of the Company’s business and affairs, subject, however, to the right of the Board of Directors to confer any specific power, except such as may be by statute exclusively conferred on the Chief Executive Officer, upon any other officer or officers of the Company. The Chief Executive Officer shall perform and do all acts and things incident to the position of Chief Executive Officer and such other duties as may be assigned to him from time to time by the Board of Directors. The President shall have the rights and duties assigned to the Chief Executive Officer under this Section 4.7 and elsewhere in these By-laws at any time that there is no Chief Executive Officer.

4.8   VICE-PRESIDENTS.   The Vice-Presidents shall perform such of the duties of the Chief Executive Officer or the President on behalf of the Company as may be respectively assigned to them from time to time by the Board of Directors or by the Chief Executive Officer or President. The Board of Directors may designate one of the Vice-Presidents as the Executive Vice-President, and in the absence or inability of the Chief Executive Officer or the President to act, such Executive Vice-President shall have and possess all of the powers and discharge all of the duties of the Chief Executive Officer and President, subject to the control of the Board of Directors.

4.9   TREASURER.   The Treasurer shall have the care and custody of all the funds and securities of the Company that may come into his hands as Treasurer, and the power and authority to endorse checks, drafts and other instruments for the payment of money for deposit or collection when necessary or proper and to deposit the same to the credit of the Company in such bank or banks or depository as the Board of Directors, or the officers or agents to whom the Board of Directors may delegate such authority, may designate, and he may endorse all commercial documents requiring endorsements for or on behalf of the Company. He may sign all receipts and vouchers for the payments made to the Company. He shall render an account of his transactions to the Board of Directors as often as the Board of Directors or the committee shall require the same. He shall enter regularly in the books to be kept by him for that purpose full and adequate account of all moneys received and paid by him on account of the Company. He shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors. He shall when requested, pursuant to vote of the Board of Directors, give a bond to the Company conditioned for the faithful performance of his duties, the expense of which bond shall be borne by the Company.

4.10   SECRETARY.   The Secretary shall keep the minutes of all meetings of the Board of Directors and of the stockholders and shall attend to the giving and serving of all notices of the Company. Except as otherwise ordered by the Board of Directors, he shall attest the seal of the Company upon all contracts and instruments executed under such seal and shall affix the seal of the Company thereto and to all certificates of shares of capital stock of the Company. He shall have charge of the stock certificate book, transfer book and stock ledger, and such other books and papers as the Board of Directors may direct. He shall, in general, perform all the duties of Secretary, subject to the control of the Board of Directors.

4.11   ASSISTANT SECRETARY.   The Board of Directors, the Chief Executive Officer, the President or any two (2) of the other officers of the Company acting jointly may appoint or remove one (1) or more Assistant Secretaries of the Company. Any Assistant Secretary upon his appointment shall perform such duties of the Secretary, and also any and all such other duties as the Board of Directors or the Chief Executive Officer, the President or the Executive Vice-President or the Treasurer or the Secretary may designate.

4.12   ASSISTANT TREASURER.   The Board of Directors or any two (2) of the officers of the Company acting jointly may appoint or remove one (1) or more Assistant Treasurers of the Company. Any Assistant Treasurer upon his appointment shall perform such of the duties of the Treasurer, and also any and all such other duties as the Board of Directors or the President or the Executive Vice-President or the Treasurer or the Secretary may designate.

4.13   SUBORDINATE OFFICERS.   Subject to Section 3.17(b)(i), the Chief Executive Officer or the President may select such subordinate officers as each of them may deem desirable. Each such officer shall hold office for such period, have such authority, and perform such duties as the Chief Executive Officer or the President may prescribe.

ARTICLE V. STOCK.

5.1   STOCK.   Each stockholder shall be entitled to a certificate or certificates of stock of the Company in such form as the Board of Directors may from time to time prescribe. The certificates of stock of the Company shall be numbered and shall be entered in the books of the Company as they are issued. They shall certify the holder’s name and number and class of shares and shall be signed by both of (i) either the President or a Vice-President, and (ii) any one of the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and shall be sealed with the corporate seal of the Company. If such certificate is countersigned (l) by a transfer agent other than the Company or its employee, or, (2) by a registrar other than the Company or its employee, the signature of the officers of the Company and the corporate seal may be facsimiles. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Company, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the

Company, such certificate or certificates may nevertheless be adopted by the Company and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature shall have been used thereon had not ceased to be such officer or officers of the Company.

5.2   FRACTIONAL SHARE INTERESTS.   The Company may, but shall not be required to, issue fractions of a share. If the Company does not issue fractions of a share, it shall (i) arrange for the disposition of fractional interests by those entitled thereto, (ii) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (iii) issue scrip or warrants in registered or bearer form that shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Company in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the Company and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions that the Board of Directors may impose.

5.3   TRANSFERS OF STOCK.   Subject to any transfer restrictions then in force, the shares of stock of the Company shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives and upon such transfer the old certificates shall be surrendered to the Company by the delivery thereof to the person in charge of the stock and transfer books and ledgers or to such other person as the directors may designate by whom they shall be canceled and new certificates shall thereupon be issued. The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof save as expressly provided by the laws of Delaware.

5.4   RECORD DATE.   For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, that shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no such record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

5.5   TRANSFER AGENT AND REGISTRAR.   The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars and may require all certificates of stock to bear the signature or signatures of any of them.

5.6   DIVIDENDS.

(a)   POWER TO DECLARE.   Subject to the Certificate of Incorporation and Section 3.17(b) of these By-laws, dividends upon the capital stock of the Company, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and the laws of Delaware.

(b)   RESERVES.   Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the directors shall think conducive to the interest of the Company, and the directors may modify or abolish any such reserve in the manner in which it was created.

5.7   LOST, STOLEN, OR DESTROYED CERTIFICATES.   No certificates for shares of stock of the Company shall be issued in place of any certificate alleged to have been lost, stolen, or destroyed, except upon production of such evidence of the loss, theft, or destruction and upon indemnification of the Company and its agents to such extent and in such manner as the Board of Directors may from time to time prescribe.

5.8   INSPECTION OF BOOKS.   The stockholders of the Company, by a majority vote at any meeting of stockholders duly called, or in case the stockholders shall fail to act, the Board of Directors shall have power from time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Company (other than the stock ledger) or any of them, shall be open to inspection of stockholders; and no stockholder shall have any right to inspect any account or book or document of the Company except as conferred by statute or authorized by the Board of Directors or by a resolution of the stockholders.

ARTICLE VI. MISCELLANEOUS MANAGEMENT PROVISIONS.

6.1   CHECKS, DRAFTS, AND NOTES.   All checks, drafts, or orders for the payment of money, and all notes and acceptances of the Company shall be signed by such officer or officers, or such agent or agents, as the Board of Directors may designate.

6.2   NOTICES.   (a) Notices to directors may, and notices to stockholders shall, be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Company. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram, telecopy or orally, by telephone, electronic mail or in person.

(b)   Whenever any notice is required to be given under the provisions of any applicable statute or of the Certificate of Incorporation or of these By-laws, a written waiver of notice, signed by the person or persons entitled to said notice, whether before or after the time stated therein or the meeting or action to which such notice relates, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

6.3   CONFLICT OF INTEREST.   (a) The Audit Committee or any other committee of the Board of Directors comprised solely of directors meeting the “independence” qualifications set forth in Section 3.1(e) hereof, shall review and approve each transaction which the Company would be required to disclose pursuant to Item 404 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, other than any transaction described in Section 3.11.

(b)   No contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors of or committee thereof that authorized the contract or transaction, or solely because his or their votes are counted for such purpose, if: (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders of the Company entitled to vote thereon, and the contract or transaction as specifically approved in good faith by vote of such stockholders; or (iii) the contract or transaction is fair as to the Company as of the time it is authorized, approved, or ratified, by the Board of Directors, a committee or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

6.4   VOTING OF SECURITIES OWNED BY THE COMPANY.   Subject always to the specific directions of the Board of Directors, (i) any shares or other securities issued by any other corporation and owned or controlled by the Company may be voted in person at any meeting of security holders of such other corporation by the President of the Company if he is present at such meeting, or in his absence by the Treasurer of the Company if he is present at such meeting, and (ii) whenever, in the judgment of the President, it is desirable for the Company to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by the Company, such proxy or consent shall be executed in the name of the Company by the President, without the necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer, provided that if the President is unable to execute such proxy or consent by reason of sickness, absence from the United States or other similar cause, the Treasurer may execute such proxy or consent. Any person or persons designated in the manner above stated as the proxy or proxies of the Company shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by the Company the same as such shares or other securities might be voted by the Company.

ARTICLE VII. INDEMNIFICATION.

7.1   RIGHT TO INDEMNIFICATION.   Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of being or having been a director or officer of the Company or serving or having served at the request of the Company as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such proceeding is alleged action or failure to act in an official capacity as a director, trustee, officer, employee or agent or in any other capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than permitted prior thereto) (as used in this Article 7, the “Delaware Law”), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the Indemnitee’s heirs, executors, and administrators; provided, however, that, except as provided in Section 7.2 hereof with respect to Proceedings to enforce rights to indemnification, the Company shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Company. The right to indemnification conferred in this Article 7 shall be a contract right and shall include the right to be paid by the Company the expenses (including attorneys’ fees) incurred in defending any such Proceeding in advance of its final disposition (an “Advancement of Expenses”); provided, however, that, if the Delaware Law so requires, an Advancement of Expenses incurred by an Indemnitee shall be made only upon delivery to the Company of an undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Article 7 or otherwise.

7.2   RIGHT OF INDEMNITEE TO BRING SUIT.   If a claim under Section 7.1 hereof is not paid in full by the Company within sixty (60) days after a written claim has been received by the Company, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that an Indemnitee has not met the applicable standards of conduct set forth in the Delaware Law; and (ii) in any suit by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking the Company shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met the applicable standard of conduct set forth in the Delaware Law. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware Law, nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article 7 or otherwise shall be on the Company.

7.3   NON-EXCLUSIVITY OF RIGHTS.   The rights to indemnification and to the Advancement of Expenses conferred in this Article 7 shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, the Company’s Certificate or Incorporation, By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

7.4   INSURANCE.   The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under this Article 7 or under the Delaware Law.

7.5   INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE COMPANY.   The Company may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the Advancement of Expenses, to any employee or agent of the Company to the fullest extent of the provisions of this Article 7 with respect to the indemnification and Advancement of Expenses of directors and officers of the Company.

ARTICLE VIII. AMENDMENTS.

8.1   AMENDMENTS.   Subject always to any limitations imposed by the Certificate of Incorporation and these By-laws (including, but not limited to, Section 3.17(b) above and the following sentence), these By-laws may be altered, amended, or repealed, or new By-laws may be adopted, (i) prior to the termination of the Control Period, only by (A) the affirmative vote of the holders of a least seventy-five percent (75%) of the outstanding voting stock of the Company, or (B) by resolution of the Board of Directors duly adopted by not less than a majority of the directors then constituting the whole Board of Directors including, in any such case, a majority of the Non-Manhattan Directors, and (ii) on or after the termination of the Control Period, only by (A) the affirmative vote of the holders of at least a majority of the outstanding voting stock of the Company, or (B) by resolution of the Board of Directors duly adopted by not less than a majority of the directors then constituting the whole Board of Directors, provided, that in no event shall the terms and provisions of Section 2.11 or 2.12 be amended other than by the affirmative vote of at least sixy-seven percent (67%) of the outstanding voting stock of the Company.